Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

THORNE HEALTHTECH, INC.

(Initially adopted by the Board of Directors on June 20, 2010.)

(As amended and restated on September 27, 2021. Effective as of the closing of the Corporation’s initial public offering.)

-i-

TABLE OF CONTENTS

(continued)

5.5	VACANCIES IN OFFICES	17
5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES	17
5.7	AUTHORITY AND DUTIES OF OFFICERS	17

ARTICLE VI - STOCK		17

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	17
6.2	SPECIAL DESIGNATION ON CERTIFICATES	18
6.3	LOST CERTIFICATES	18
6.4	DIVIDENDS	18
6.5	TRANSFER OF STOCK	19
6.6	STOCK TRANSFER AGREEMENTS	19
6.7	REGISTERED STOCKHOLDERS	19

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER		19

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS	19
7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	19
7.3	NOTICE TO PERSONS WITH WHOM COMMUNICATION IS UNLAWFUL	20
7.4	WAIVER OF NOTICE	20

ARTICLE VIII - INDEMNIFICATION		20

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD-PARTY PROCEEDINGS	20
8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	21
8.3	SUCCESSFUL DEFENSE	21
8.4	INDEMNIFICATION OF OTHERS	21
8.5	ADVANCED PAYMENT OF EXPENSES	21
8.6	LIMITATION ON INDEMNIFICATION	22
8.7	DETERMINATION; CLAIM	23
8.8	NON-EXCLUSIVITY OF RIGHTS	23
8.9	INSURANCE	23
8.10	SURVIVAL	23
8.11	EFFECT OF REPEAL OR MODIFICATION	23
8.12	CERTAIN DEFINITIONS	24

ARTICLE IX - GENERAL MATTERS		24

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	24
9.2	FISCAL YEAR	24
9.3	SEAL	24
9.4	CONSTRUCTION; DEFINITIONS	24
9.5	FORUM SELECTION	25

ARTICLE X - AMENDMENTS		25

-ii-

BYLAWS OF THORNE HEALTHTECH, INC.

ARTICLE I - CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of Thorne HealthTech, Inc. (the “Corporation”) will be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

1.2 OTHER OFFICES

The Corporation may at any time establish other offices.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders will be held at a place, if any, within or outside the State of Delaware, determined by the Corporation’s board of directors (the “Board of Directors”). The Board of Directors may, in its discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “General Corporation Law”). In the absence of such designation or determination, stockholders’ meetings will be held at the Corporation’s principal executive offices.

2.2 ANNUAL MEETING

The annual meeting of stockholders will be held each year. The Board of Directors will designate the date and time of the annual meeting. At the annual meeting, directors will be elected and any other proper business, brought in accordance with Section 2.4 of these Bylaws, may be transacted. The Board of Directors, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, postpone, or reschedule any previously scheduled annual meeting at any time, before or after the notice for such annual meeting has been sent to the stockholders. For the purposes of these Bylaws, the term “Whole Board” will mean the total number of authorized directors whether or not there exists any vacancies or unfilled seats in previously authorized directors.

2.3 SPECIAL MEETING

(a) A special meeting of the stockholders, other than as required by law, may be called at any time by: (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, or (iii) the Corporation’s Chief Executive Officer, but a special meeting may not be called by any other person or persons, and any power of stockholders to call a special meeting of stockholders is specifically denied. The Board of Directors, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, postpone, or reschedule any previously scheduled special meeting at any time, before or after the notice for such special meeting has been sent to the stockholders.

BYLAWS OF THORNE HEALTHTECH, INC.

(b) The notice of a special meeting will include the purpose for which the meeting is called. Only such business will be conducted at a special meeting of the stockholders as will have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, or the Corporation’s Chief Executive Officer. Nothing contained in this Section 2.3(b) will be construed as limiting, fixing, or affecting the time when a meeting of the stockholders called by action of the Board of Directors may be held.

2.4 ADVANCE NOTICE PROCEDURES

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only: (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Corporation who: (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).

(ii) For nominations or other business to be properly brought before an annual meeting of the stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the Secretary, and such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the Corporation’s principal executive offices no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the Secretary at the Corporation’s principal executive offices no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event will the adjournment, rescheduling, or postponement of an annual meeting, or an announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the Corporation’s principal executive offices no later than 5:00 p.m., local time, on the tenth day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”).

BYLAWS OF THORNE HEALTHTECH, INC.

(iii) A stockholder’s notice to the Secretary must set forth:

(1) as to each person whom the stockholder proposes to nominate for election as a director:

(A) such person’s name, age, business address, residence address, and principal occupation or employment; the class and number of shares of the Corporation that are held of record or are beneficially owned by such person, and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(B) such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Corporation if elected;

(C) a reasonably detailed description of any direct or indirect compensatory, payment, indemnification, or other financial agreement, arrangement, or understanding that such person has, or has had within the previous three years, with any person or entity other than the Corporation (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”); and

(D) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;

(2) as to any other business that the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws or the Certificate of Incorporation);

(C) the reasons for conducting such business at the annual meeting;

(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(E) a description of all agreements, arrangements, and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

BYLAWS OF THORNE HEALTHTECH, INC.

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such stockholder as appears on the Corporation’s books, of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;

(B) for each class or series, the number of shares of stock of the Corporation that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them;

(C) a description of any agreement, arrangement, or understanding between such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(D) a description of any agreement, arrangement, or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into by or on behalf of such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement, or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, with respect to the Corporation’s securities;

(E) any rights to dividends on the Corporation’s securities owned beneficially by such stockholder, such beneficial owner, or their respective affiliates or associates, or others acting in concert with them, that are separated or separable from the underlying security;

(F) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, is entitled to, based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

BYLAWS OF THORNE HEALTHTECH, INC.

(H) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them;

(I) any direct or indirect interest of such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, in any contract with the Corporation, any affiliate of the Corporation, or any principal competitor of the Corporation (in each case, including any employment agreement, collective bargaining agreement, or consulting agreement);

(J) a representation and undertaking that the stockholder is a holder of record of stock of the Corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(K) a representation and undertaking that such stockholder or such beneficial owner intends, or is part of a group that intends, to: (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(L) any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates, or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(M) such other information relating to a proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented: (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is ten business days prior to the meeting or any adjournment, rescheduling, or postponement thereof; and (2) to provide additional information that the Corporation may reasonably request. Such update and supplement or additional information, if applicable, must be received by the Secretary at the Corporation’s principal executive offices, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in such request from the Corporation or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of an update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, rescheduling, or postponement thereof). The failure to timely provide such update, supplement, or additional information will result in the nomination or proposal not being eligible for consideration at the meeting.

BYLAWS OF THORNE HEALTHTECH, INC.

(b) Special Meetings of Stockholders. Except to the extent required by the General Corporation Law, and subject to Section 2.3(a), a special meeting of the stockholders may be called only in accordance with the Corporation’s Certificate of Incorporation and these Bylaws. Only such business will be conducted at a special meeting of the stockholders as has been brought before the special meeting pursuant to the Corporation’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who: (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the Secretary at the Corporation’s principal executive offices no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the tenth day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).

(c) Other Requirements.

(i) To be eligible to be a nominee by a stockholder for election as a director of the Corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):

(1) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within ten days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or as an independent director of the Corporation;

(2) a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance, or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3) a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to a Third-Party Compensation Arrangement;

(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance with, and will continue to comply with, the Corporation’s Corporate Governance Guidelines as disclosed on the Corporation’s website, as amended from time to time; and

BYLAWS OF THORNE HEALTHTECH, INC.

(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii) At the request of the Board of Directors, a person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.

(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.

(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting, and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, then such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi) Without limiting this Section 2.4, a stockholder must also comply with applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that: (1) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).

(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these Bylaws with respect to the proposal of business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if: (1) such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit a stockholder, or give a stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement a nomination of a director or any other business proposal.

BYLAWS OF THORNE HEALTHTECH, INC.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take action at a meeting, a notice of the meeting will be given that will state the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the General Corporation Law, the Certificate of Incorporation, or these Bylaws, the notice of a meeting of stockholders will be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6 QUORUM

The holders of a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws.

If, however, such quorum is not present or represented at a meeting of the stockholders, then either the chairperson of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7 ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, then a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, then the Board of Directors will fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law and Section 2.11 of these Bylaws and will give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

BYLAWS OF THORNE HEALTHTECH, INC.

2.8 CONDUCT OF BUSINESS

The chairperson of a meeting of stockholders will determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem appropriate to the chairperson. The chairperson of a meeting of the stockholders will be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, or the Chief Executive Officer in the absence of the chairperson of the Board of Directors, or in their absence another executive officer of the Corporation will serve as chairperson of the stockholder meeting. The chairperson of a meeting of stockholders will have the power to adjourn the meeting to another place, if any, date, or time, whether or not a quorum is present.

2.9 VOTING

The stockholders entitled to vote at a meeting of stockholders will be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors, and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the General Corporation Law.

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder will be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or the rules of the stock exchange on which the Corporation’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of such class or series or classes or series, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or the rules of the stock exchange on which the securities of the Corporation are listed.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of holders of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by any consent in writing by such stockholders.

2.11 RECORD DATES

So the Corporation can determine the stockholders entitled to notice of a meeting of the stockholders or an adjournment thereof, the Board of Directors may fix a record date, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board of Directors

BYLAWS OF THORNE HEALTHTECH, INC.

and which record date will not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, then such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination.

If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the General Corporation Law and this Section 2.11 at the adjourned meeting.

So the Corporation may determine the stockholders entitled to receive payment of any dividend, or other distribution, or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date on which the resolution fixing the record date is adopted, and which record date will be not more than sixty days prior to such action. If no record date is fixed, then the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of the stockholders, or such stockholder’s authorized officer, director, employee, or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law that is filed in accordance with the procedure established for the meeting, but no such proxy will be voted or acted on after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable will be governed by the provisions of Section 212 of the General Corporation Law.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Corporation will prepare, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list will reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation will not be required to include electronic mail addresses or other electronic contact information on such list. Such list will be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided

BYLAWS OF THORNE HEALTHTECH, INC.

with the notice of the meeting; or (b) during ordinary business hours, at the Corporation’s principal place of business. If the Corporation determines to make the list of stockholders available on an electronic network, then the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting will be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting.

2.14 INSPECTORS OF ELECTION

Before a meeting of the stockholders, the Corporation will appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Corporation may designate one or more persons as alternate inspectors to replace an inspector who fails to act.

Such inspectors will:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of votes and ballots.

The inspectors of election will perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are multiple inspectors of election, then the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. A report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1 POWERS

The business and affairs of the Corporation will be managed by and under the direction of the Board of Directors, except as may be otherwise provided by law or the Certificate of Incorporation.

3.2 NUMBER OF DIRECTORS

The Board of Directors will consist of one or more members, each of whom will be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors will be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors will have the effect of removing a director before that director’s term of office expires.

BYLAWS OF THORNE HEALTHTECH, INC.

3.3 ELECTION, QUALIFICATION, AND TERM OF OFFICE OF DIRECTORS

Except as provided in the Certificate of Incorporation or Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy or newly created directorship, will hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

If so provided in the Certificate of Incorporation, then the directors of the Corporation will be divided into three classes.

3.4 RESIGNATION AND VACANCIES

A director may resign at any time on notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined on the happening of an event or events. A resignation that is conditioned on the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

Unless otherwise provided in the Certificate of Incorporation, or these Bylaws, or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders; notwithstanding anything in these Bylaws to the contrary, for so long as any party to that certain nominating, observer, and secondment agreement, dated as of September 22, 2021, by and among the Corporation, Kirin Holdings Company, Limited, and Mitsui & Co., Ltd., (as may be amended from time to time, the “Nominating Agreement”), is entitled to designate a person to be included in a future slate of nominees recommended by the Corporation to the Corporation’s stockholders for election at an Election Meeting (as defined therein) as a director of the Corporation pursuant to the Nominating Agreement (each a “Nominating Party”), and the director previously designated by such Nominating Party has resigned from the Board of Directors, the directors then in office will take reasonable action to fill such vacancy with the designee of such Nominating Party that it intends to nominate at the next Election Meeting (as defined therein) pursuant to the Nominating Agreement. If the directors are divided into classes, then a person so chosen to fill a vacancy or newly created directorship will hold office until the next election of the class for which such director will have been chosen and until that director’s successor will have been duly elected and qualified.

BYLAWS OF THORNE HEALTHTECH, INC.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of telephone conference or other communications equipment by means of which persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

3.6 REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time is determined by the Board of Directors.

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the Chief Executive Officer, the Secretary, or a majority of the Whole Board.

Notice of the time and place of special meetings will be:

(a)	delivered personally by hand, by courier, or by telephone;

(b)	sent by U.S. first-class mail, postage prepaid;

(c)	sent by facsimile;

(d)	sent by electronic mail; or

(e)	otherwise given by electronic transmission (as defined in Section 232 of the General Corporation Law),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address, or other contact for notice by electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is: (i) delivered personally by hand, by courier, or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail, or (iv) otherwise given by electronic transmission, then it will be delivered, sent, or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, then it will be deposited in the U.S. mail at least four days before the time of the holding of the meeting. An oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive offices nor the purpose of the meeting, unless required by law.

BYLAWS OF THORNE HEALTHTECH, INC.

3.8 QUORUM; VOTING

At all meetings of the Board of Directors, a majority of the Whole Board will constitute a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, then the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The affirmative vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these Bylaws.

If the Certificate of Incorporation provides that one or more directors will have more or less than one vote per director on any matter, except as may otherwise be expressly provided herein or therein and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the Bylaws” or language to similar effect, then every reference in these Bylaws to a majority or other proportion of the directors will refer to a majority or other proportion of the votes of the directors.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if all members of the Board of Directors or a committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined on the happening of an event), no later than sixty days after such instruction is given or such provision is made, and such consent will be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent will be revocable prior to it becoming effective.

3.10 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors will have the authority to fix the compensation of directors.

3.11 REMOVAL OF DIRECTORS

A director or the entire Board of Directors may be removed from office by the stockholders of the Corporation in the manner specified in the Certificate of Incorporation and applicable law. No reduction of the authorized number of directors will have the effect of removing a director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The

BYLAWS OF THORNE HEALTHTECH, INC.

Board of Directors may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at a meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to papers that may require it; but no such committee will have the power or authority: (a) to approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law to be submitted to stockholders for approval; or (b) to adopt, amend, or repeal a Bylaw of the Corporation.

4.2 COMMITTEE MINUTES

Each committee and subcommittee will keep regular minutes of its meetings.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees and subcommittees will be governed by, and be held and taken in accordance with, the provisions of:

(a)	Section 3.5 (place of meetings and meetings by telephone);

(b)	Section 3.6 (regular meetings);

(c)	Section 3.7 (special meetings and notice);

(d)	Section 3.8 (quorum; voting);

(e)	Section 3.9 (action without a meeting); and

(f)	Section 7.4 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members. However: (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees will also be given to alternate members who have the right to attend all meetings of the committee or subcommittee. The Board of Directors may adopt rules for the governance of committees not inconsistent with the provisions of these Bylaws.

Any provision in the Certificate of Incorporation providing that one or more directors will have more or less than one vote per director on any matter will apply to voting in any committee or subcommittee, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

BYLAWS OF THORNE HEALTHTECH, INC.

4.4 SUBCOMMITTEES

Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1 EXECUTIVE OFFICERS

The executive officers of the Corporation will be a Chief Executive Officer, a Chief Operating Officer, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors and such other subordinate officers, including one or more vice presidents, one or more assistant vice presidents, a treasurer and one or more assistant treasurers, a secretary and one or more assistant secretaries, and such other subordinate officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF EXECUTIVE OFFICERS

The Board of Directors will appoint the executive officers of the Corporation, subject to the rights, if any, of an officer under a contract of employment.

5.3 APPOINTMENT OF SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the Chief Executive Officer to appoint, such other subordinate officers as the business of the Corporation may require. Each of such other subordinate officers will hold office for such period, have such authority, and perform such duties as are directed by the Board of Directors or the Chief Executive Officer as the business of the Corporation may require and from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under a contract of employment, any executive or subordinate officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof, or by an executive officer who has been conferred such power of removal.

An officer may resign at any time by giving notice, in writing or by electronic transmission, to the Corporation. A resignation will take effect at the date of the receipt of such notice or at any later time specified in such notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation will not be necessary to make it effective. A resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

BYLAWS OF THORNE HEALTHTECH, INC.

5.5 VACANCIES IN OFFICES

A vacancy occurring in an office of the Corporation will be filled by the Board of Directors or as provided in Section 5.3.

5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the Board of Directors, the Chief Executive Officer, any executive officer, the Secretary, or any other person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to the shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any such entity or entities, standing in the name of the Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS

The officers of the Corporation will respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors and the Chief Executive Officer, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE VI - STOCK

6.1 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Unless otherwise provided by a resolution of the Board of Directors, every holder of stock represented by certificates will be entitled to have a certificate signed by, or in the name of the Corporation, by the Chief Financial Officer (or another officer designated by the Chief Financial Officer) and one other officer of the Corporation, representing the number of shares registered in certificate form. The signatures on a certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been affixed on a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, then it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

The Corporation will not have power to issue share certificates in bearer form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. On the face or back of each stock certificate issued to represent any such partly-paid shares, or on the books and records of the Corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon will be stated. On the declaration of any dividend on fully-paid shares, the Corporation will declare a dividend on partly-paid shares of the same class, but only on the basis of the percentage of the consideration actually paid thereon.

BYLAWS OF THORNE HEALTHTECH, INC.

6.2 SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that the Corporation issues to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation issues to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences, and the relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof will be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the General Corporation Law or with respect to this Section 6.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences, and the relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series will be identical.

6.3 LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares will be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed. The Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 DIVIDENDS

The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends on the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

BYLAWS OF THORNE HEALTHTECH, INC.

6.5 TRANSFER OF STOCK

Transfers of record of shares of stock of the Corporation will be made only on its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, on the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer.

6.6 STOCK TRANSFER AGREEMENTS

The Corporation will have power to enter and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law.

6.7 REGISTERED STOCKHOLDERS

The Corporation:

(a) will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(b) will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it will have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1 NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of the stockholders will be given in the manner set forth in the General Corporation Law.

7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the General Corporation Law, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the General Corporation Law, the Certificate of Incorporation, or these Bylaws will be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent will be revocable by the stockholder by written notice to the Corporation. A stockholder who fails to object in writing to the Corporation within sixty days of having been given written notice by the Corporation of its intention to send the single notice, will be deemed to have consented to receiving such single written notice. This Section 7.2 will not apply to Sections 164, 296, 311, 312, or 324 of the General Corporation Law.

BYLAWS OF THORNE HEALTHTECH, INC.

7.3 NOTICE TO PERSONS WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the General Corporation Law, the Certificate of Incorporation, or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person will not be required and there will be no duty to apply to a governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that will be taken or held without notice to any such person with whom communication is unlawful will have the same force and effect as if such notice had been duly given. If the action taken by the Corporation is such as to require the filing of a certificate under the General Corporation Law, then the certificate will state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice, except such persons with whom communication is unlawful.

7.4 WAIVER OF NOTICE

Whenever notice is required to be given under a provision of the General Corporation Law, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice or a waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD-PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the Corporation will indemnify, to the fullest extent permitted by the General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of a Proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

BYLAWS OF THORNE HEALTHTECH, INC.

8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the Corporation will indemnify, to the fullest extent permitted by the General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification will be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines on application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

8.3 SUCCESSFUL DEFENSE

To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the General Corporation Law) of the Corporation is successful on the merits or otherwise in defense of an action, suit, or proceeding described in Section 8.1 or Section 8.2, or in defense of a claim, issue, or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Corporation may indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent that person is successful on the merits or otherwise in defense of any suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue, or matter therein.

8.4 INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the Corporation has power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the General Corporation Law or other applicable law. The Board of Directors has the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the General Corporation Law the determination of whether employees or agents will be indemnified.

8.5 ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending a Proceeding will be paid by the Corporation in advance of the final disposition of such Proceeding on receipt of a written request therefor (together with documentation reasonably evidencing such expenses), including an undertaking by or on behalf of the person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified under this Article VIII or the General Corporation Law. Such expenses (including attorneys’ fees) actually and reasonably

BYLAWS OF THORNE HEALTHTECH, INC.

incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise may be so paid on such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses will not apply to a Proceeding (or any part of a Proceeding) for which indemnity is excluded pursuant to these Bylaws, but will apply to a Proceeding (or any part of a Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination the person is not entitled to be indemnified by the Corporation.

Notwithstanding the foregoing, unless otherwise dictated pursuant to Section 8.8, no advance will be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph will not apply) in a Proceeding if a determination is reasonably and promptly made: (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

8.6 LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the General Corporation Law, the Corporation is not obligated to indemnify any person pursuant to this Article VIII in connection with a Proceeding (or any part of a Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any law, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act or similar provisions of federal, state, or local statutory law or common law if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for reimbursement of the Corporation by such person of a bonus or other incentive-based or equity-based compensation or of profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including a Proceeding (or any part of a Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents, or other indemnitees, unless: (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 8.7, or (iv) otherwise required by applicable law; or

BYLAWS OF THORNE HEALTHTECH, INC.

(e) if prohibited by applicable law.

8.7 DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within ninety days after receipt by the Corporation of the written request therefor, the claimant will be entitled to an adjudication by a court of competent jurisdiction of the claimant’s entitlement to such indemnification or advancement of expenses. The Corporation will indemnify such claimant against expenses actually and reasonably incurred by the claimant in connection with an action for indemnification or advancement of expenses from the Corporation under this Article VIII to the extent such claimant is successful in such action and to the extent not prohibited by law. In any such suit, the Corporation will have, to the fullest extent not prohibited by law, the burden of proving the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8 NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the General Corporation Law or other applicable law.

8.9 INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law.

8.10 SURVIVAL

The right to indemnification and advancement of expenses conferred by this Article VIII will continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of the person’s heirs, executors, and administrators.

8.11 EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws will not be eliminated or impaired by amendment or restatement of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

BYLAWS OF THORNE HEALTHTECH, INC.

8.12 CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “Corporation” includes, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, will stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” includes employee benefit plans; references to “fines” includes any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may authorize an officer or officers, or agent or agents, to enter into a contract or execute a document or instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee will have power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2 FISCAL YEAR

The fiscal year of the Corporation will be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

9.3 SEAL

The Corporation may adopt a corporate seal, which will be adopted, and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed, affixed, or in any other manner reproduced.

9.4 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law govern the construction of these Bylaws. Without limiting the generality

BYLAWS OF THORNE HEALTHTECH, INC.

of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust, other enterprise, and a natural person. A reference in these Bylaws to a section of the General Corporation Law will be deemed to refer to such section as amended from time to time and any successor provisions thereto.

9.5 FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) a derivative action or proceeding brought on behalf of the Corporation; (b) an action asserting a claim of breach of a fiduciary duty owed by a director, stockholder, officer, employee, or agent of the Corporation to the Corporation or its stockholders, creditors, or other constituents; (c) an action arising pursuant to the General Corporation Law, the Certificate of Incorporation, or these Bylaws; or (d) an action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (c), a claim as to which court determines there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction; provided, the provisions of the first sentence of this Section 9.5 will not apply to suits brought to enforce a liability or duty created by the Securities Act of 1933, as amended, the 1934 Act, any successors thereto or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court in the State of Delaware.

Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts will be the sole and exclusive forum for the resolution of a complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or any successor thereto.

To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding an interest in a security of the Corporation will be deemed to have notice of and consented to the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 will apply to any action brought to enforce a duty or liability created by the 1934 Act.

ARTICLE X - AMENDMENTS

These Bylaws may be adopted, amended, or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least sixty-six and two-thirds percent of the total voting power of outstanding voting securities, voting together as a single class, will be required for the stockholders of the Corporation to alter, amend, or repeal, or adopt any Bylaw inconsistent with the following provisions of these Bylaws: Article II, Section 3.1, Section 3.2, Section 3.4, Section 3.11, Article VIII, Section 9.5, or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw). The Board of Directors will also have the power to adopt, amend, or repeal Bylaws; provided, however, that a Bylaw amendment adopted by stockholders that specifies the votes that will be necessary for the election of directors will not be further amended or repealed by the Board of Directors.

BYLAWS OF THORNE HEALTHTECH, INC.